SCHEDULE 13D
CUSIP No. 88642R109	Page 21 of 21 Pages

Exhibit 3
Amended and Restated
Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to shares of Common Stock, $0.001 par value per share of Tidewater, Inc. with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Date:	February 5, 2020

Individuals

/s/ Robert E. Robotti		/s/ Suzanne Robotti
Robert E. Robotti		Suzanne Robotti

/s/ Kenneth R. Wasiak
Kenneth R. Wasiak

Robotti & Company, Incorporated

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company Advisors, LLC		Robotti Securities, LLC

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: President and Treasurer

Ravenswood Management Company, L.L.C.

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: Managing Member

The Ravenswood Investment Company, L.P.		Ravenswood Investments III, L.P.

By:	Ravenswood Management Company, L.L.C., General Partner	By:	Ravenswood Management Company, L.L.C., General Partner

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: Managing Member		Title: Managing Member